UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to §240.14a-12

Sanderson Farms, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INDEPENDENT CONTRACT PRODUCER FAQ

1.	What was announced?

a.

We have announced that Cargill and Continental Grain, two leading agricultural and poultry production companies, have entered into a definitive agreement to acquire Sanderson Farms and form a new, privately held poultry producer by combining Sanderson Farms with Wayne Farms, a subsidiary of Continental Grain.

b.	We believe this transaction reflects significant and appropriate value for Sanderson Farms, its team, best-in-class assets, quality products, efficient and sustainable operations and respected brand.

2.	Who are Cargill and Continental Grain?

a.	Cargill and Continental Grain are two highly regarded companies with track records of success in agricultural and meat processing.

b.	Cargill has expertise across the agriculture and chicken producing arena, both in the U.S. and around the world, and this acquisition will mark Cargill’s entrance into the U.S. poultry production.

c.

Continental Grain is an owner and operator of food and agribusiness companies including Wayne Farms, an experienced U.S. poultry firm with a decades-long history of customer-focused innovation. Continental Grain prioritize being responsible stewards of environmental, human and animal resources, just like we do.

3.	Why is Sanderson Farms combining with Cargill and Continental Grain?

a.	We believe this transaction reflects significant and appropriate value for Sanderson Farms, its team, best-in-class assets, quality products, efficient and sustainable operations and respected brand.

b.

We are proud to be joining with companies with track records of success in agriculture and meat processing and who share our commitment to ethical poultry production and sustainable farming practices, being a responsible corporate citizen and supporting the communities in which they operate.

4.	What does this mean for independent poultry producers?

a.	The combined company is committed to supporting independent producers, their family farms, livelihoods and the communities in which they live.

b.

Both Cargill and Continental Grain appreciate the important role that independent contract poultry producers play in the marketplace and we’ve stressed how important our strong network of independent producers has been to our success over seven decades.

5.	Will the new combined company continue to honor my contract?

a.

If the newly combined company seeks to renegotiate your contract, we expect this will be done in a way that reflects how valuable our strong network of independent producers has been and will continue to be to the success of the company.

b.	The combined company is committed to supporting independent producers, their family farms, livelihoods and the communities in which they live.

c.

Both Cargill and Continental Grain appreciate the important role that independent contract poultry producers play in the marketplace, and we’ve stressed how important our strong network of independent producers has been to our success over seven decades.

6.	Will the new company continue to give me their business?

a.	Following the completion of the merger, the combined company expects to provide our customers with the same great Sanderson Farms chicken.

b.	The combined company is committed to supporting independent producers, their family farms, livelihoods and the communities in which they live.

7.	Will I still be receiving the same support from my regular service person?

a.	Yes, your service person will remain the same. The combined company is committed to supporting you, your farm, livelihood and the communities in which you live.

b.	We will notify you directly if there are any changes in the future.

8.	When will I receive more information?

a.	We will be sure to keep you informed of any updates as we are able.

b.	If you have any questions, please ask your serviceperson and we will do our best to get you an answer quickly.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, projections and estimates expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those discussed under “Risk Factors” in the Annual Report on Form 10-K for the fiscal year ended October 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended April 30, 2021 of Sanderson Farms, Inc. (the “Company”), and the following: (1) the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction and related transactions involving affiliates of Cargill and Continental Grain that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction; (2) risks related to the satisfaction of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory approvals or the approval of the Company’s stockholders), and the related transactions involving affiliates of Cargill and Continental Grain, in the anticipated timeframe or at all; (3) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock; (4) disruption from the proposed transaction making it more difficult to maintain business and operational relationships; (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into pursuant to the proposed transaction or of the transactions involving affiliates of Cargill and Continental Grain; (6) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction; (7) disruption from the proposed transaction making it difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with the Company’s customers, vendors and others with whom it does business; (8) significant transaction costs; (9) the risk of litigation and/or regulatory actions related to the proposed transaction or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future; (10) other business effects, including the effects of industry, market, economic, political or regulatory conditions; (11) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity, malware or ransomware attacks; (12) changes resulting from the COVID-19 pandemic, which could exacerbate any of the risks described above, and could include: high absentee rates that have prevented and may continue to prevent the Company from running some of its facilities at full capacity, or could in the future cause facility closures; (13) an inability of contract poultry producers to manage their flocks; (14) supply chain disruptions for feed grains; (15) further changes in customer orders due to shifting consumer patterns; (16) disruptions in logistics and the distribution chain for the Company’s products; (17) liquidity challenges; and (18) a continued or worsening decline in global commercial activity, among other unfavorable conditions.

Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of the Company. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements. The factors described above cannot be controlled by the Company. When used in this communication, the words “believes,” “estimates,” “plans,” “expects,” “should,” “could,” “outlook,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward looking statements. Forward-looking statements in this communication may include, without limitation: statements about the potential benefits of the proposed acquisition, anticipated growth rates, the Company’s plans, objectives, expectations, and the anticipated timing of closing the proposed transaction.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”). The Company plans to mail to its stockholders a definitive Proxy Statement in connection with the proposed transaction. THE COMPANY URGES YOU TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, PROPOSED TRANSACTION AND RELATED MATTERS. Investors will be able to obtain a free copy of the Proxy Statement and other related documents (when available) filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov. Investors also will be able to obtain a free copy of the Proxy Statement and other documents (when available) filed by the Company with the SEC by accessing the Investor Relations section of the Company’s website at http://sandersonfarms.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of the Company in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise will be included in the Proxy Statement when it is filed with the SEC. You may also find additional information about the Company’s directors and executive officers in the Company’s proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on January 14, 2021 and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. You can obtain free copies of these documents from the Company using the contact information above.